Exhibit 99.1

[Letterhead of Stonefield Josephson, Inc.]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board Of Directors And Stockholders Of Advanced Cell Technology, Inc.
Worcester, Massachusetts

We have audited the accompanying balance sheets of Advanced Cell Technology, Inc. as of December 31, 2004 and 2003 and the related statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Cell Technology, Inc. as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc.
Certified Public Accountants
April 12, 2005

A.C.T. Holdings, Inc.

Balance Sheet

	2004	2003

ASSETS

Current assets:
Cash and cash equivalents	$—	$3,782
Cash held in escrow for stock subscriptions	3,676,000	—
Accounts receivable, net of allowance for doubtful accounts of $128,684 and $0	104,150	461,137
Prepaid expenses	31,300	64,684
Deferred royalty fees, current portion	119,763	116,241
Other current assets	—	5,000

Total current assets	3,931,213	650,844

Property and equipment, net	98,455	220,672

Due from stockholder	394,015	234,209
Deferred royalty fees, less current portion	718,573	813,684
Deposits	17,954	57,022
Deferred offering costs	12,000	—

Total assets	$5,172,210	$1,976,431

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$3,246,482	$2,685,448
Accrued expenses	507,570	126,442
Cash overdraft	1,409	—
Deferred revenue, current portion	332,508	312,943
Interest payable	111,821	30,219
Interest payable - stockholder	296,877	176,877
Advances payable - other	130,000	—
Note payable - stockholder	1,000,000	—
Notes payable - other	967,014	490,766
Capital leases payable, current portion	—	7,736

Total current liabilities	6,593,681	3,830,431

Capital leases payable, net of current portion	—	10,242
Note payable - stockholder	—	1,000,000
Deferred revenue, net of current portion	1,995,049	2,190,601
Preferred units subscribed	4,175,999	—

Total liabilities	12,764,729	7,031,274

Stockholders’ deficit:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.001 par value; 15,000,000 shares authorized, 8,325,883 and 8,325,883 shares issued and outstanding, respectively	8,326	8,326
Additional paid-in capital	6,158,954	6,157,971
Accumulated deficit	(13,759,799)	(11,221,140)

Total stockholders’ deficit	(7,592,519)	(5,054,843)

Total liabilities and stockholders’ deficit	$5,172,210	$1,976,431

The accompanying notes are an integral part of these financial statements.

A.C.T. Holdings, Inc.

Statement of Operations

	2004	2003

Revenue:
License fees and royalties	$805,987	$355,903
Collaborations	—	1,700,000
	805,987	2,055,903

Cost of revenue	210,059	193,301

Gross profit	595,928	1,862,602

Operating expenses:
Research and development	843,742	1,055,486
General and administrative	2,332,314	2,096,471

Total operating expenses	3,176,056	3,151,957

Loss from operations	(2,580,128)	(1,289,355)

Other income (expense):
Gain on sale of investment carried at cost	—	412,500
Other income	146,873	36,061
Gain on settlement of debt	149,205
Financing cost	(50,983)
Interest expense and late fees	(83,626)	(37,049)
Interest expense - stockholder	(120,000)	(120,000)
Impairment of related party debt	—	(881,140)

Total other income (expense)	41,469	(589,628)

Net loss	$(2,538,659)	$(1,878,983)

Net loss per share, basic and diluted	$(0.30)	$(0.29)

Weighted average shares outstanding	8,325,883	6,359,842

The accompanying notes are an integral part of these financial statements.

A.C.T. Holdings, Inc.

Statement of Shareholder Equity

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance, January 1, 2003	5,655,653	$5,656	$6,087,378	$(9,342,157)	$(3,249,123)

Common Stock issued for license amendment	73,263	73	73,190	—	73,263

Cashless exercise of options	2,596,967	2,597	(2,597)	—	—

Net loss	—	—	—	(1,878,983)	(1,878,983)

Balance, December 31, 2003	8,325,883	8,326	6,157,971	(11,221,140)	(5,054,843)

Warrants issued	—	—	983	—	983

Net loss	—	—	—	(2,538,659)	(2,538,659)

Balance, December 31, 2004	8,325,883	$8,326	$6,158,954	$(13,759,799)	$(7,592,519)

The accompanying notes are an integral part of these financial statements.

A.C.T. Holdings, Inc.

Cash Flows

	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,538,659)	$(1,878,983)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	141,458	181,346
Bad debt	128,684	—
Amortization of deferred charges	91,589	131,501
Amortization of deferred revenue	(325,987)	(210,903)
Gain on sale of equipment	(146,873)	(9,116)
Gain on settlement of accounts payable	(142,627)	—
Gain on settlement of lease	(6,579)	—
Loss on related party debt	—	881,140
Non-cash finance cost	50,983	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	228,303	(272,823)
Prepaid expenses	33,384	(54,202)
Other current assets	5,000	45,000
Deposits	39,068	(9,863)
Deferred charges	—	(231,150)
Increase (decrease) in:
Accounts payable and accrued expenses	1,084,789	265,525
Interest payable	201,602	150,219
Deferred revenue	150,000	1,000,000
Related party advances	(159,806)	(198,611)
Other advances	130,000	—

Net cash used in operating activities	(1,035,671)	(210,920)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of equipment	158,013	39,555
Purchases of property and equipment	(30,381)	(26,722)

Net cash provided by investing activities	127,632	12,833

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from preferred unit subscriptions	4,175,999	—
Proceeds from issuance of notes	450,000	—
Payments on notes and leases	(35,151)	(127,784)
Cash overdraft	1,409	—
Offering costs	(12,000)	—

Net cash provided by financing activities	4,580,257	(127,784)

Net increase in cash	3,672,218	(325,871)

Cash and cash equivalents, beginning of year	3,782	329,653

Cash and cash equivalents, end of year	$3,676,000	$3,782

Cash paid for:
Interest	$2,024	$6,830
Income taxes	—	—

Supplemental schedule of non-cash financing activities:

During 2003, notes aggregating $611,108 were issued in payment of accounts payable.

During 2003, 73,263 shares of common stock, valued at $73,263, were issued as partial payment for a license. A cash payment of $15,000 was also made to obtain the license.

The accompanying notes are an integral part of these financial statements.

A.C.T. Holdings, Inc.

Notes to Financial Statements

1.                          ORGANIZATIONAL MATTERS

Organization

Advanced Cell Technology, Inc. (“we”, “us”, “our company” or “ACT”) was incorporated under the laws of the State of Delaware on April 6, 1994. We are authorized under our Certificate of Incorporation to issue (1) common shares, par value $.001 per share, and (2) shares of preferred stock, par value $.001 per share. We sometime refer to these securities in these financial statements as “common shares”, “preferred shares” and “series ‘A’ preferred shares”, respectively.

Nature of Business

ACT is a biotechnology company applying human embryonic stem cell technology in the emerging field of regenerative medicine. Principal activities to date have included obtaining financing, securing operating facilities and conducting research and development.  The Company has no therapeutic products currently available for sale and does not expect to have any therapeutic products commercially available for sale for a period of years. No assurance can be given that the company will be successful in developing such products.  These factors indicate that the Company’s ability to continue its research and development activities is dependent upon the ability of management to obtain additional financing as required.

2.                          SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Specifically, our management has estimated the expected economic life and value of our licensed technology, our net operating loss for tax purposes and our stock, option and warrant expenses related to compensation to employees and directors, consultants and investment banks.  Actual results could differ from those estimates.

Fair Value of Financial Instruments—For certain of our financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, bank overdraft, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

Cash and Equivalents—Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.  We maintain our cash in bank deposit accounts, which at times, may exceed federally insured limits.  We have not experienced any losses in such account.

Equipment—We record our equipment at historical cost.  We expense maintenance and repairs as incurred. Depreciation is provided for by the straight-line method over three to six years.

Revenue Recognition—Our revenues are generated from license and research agreements with collaborators. Licensing revenue is recognized ratably over the life of the license. Deferred revenue represents the portion of the license and other payments received that has not been earned. Costs associated with the license revenue are deferred and recognized over same term as the revenue. Reimbursements of research expense pursuant to grants are recorded as a reduction of research and development expense in the period received, since the reimbursements are subject to approval.

Intangible and Long-Lived Assets—We follow SFAS No. 144, “Accounting for Impairment of Disposal of Long-Lived Assets”, which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long lived asset to be held and used.  Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.  During the years ended December 31, 2004 and 2003, no impairment loss was recognized.

Research and Development Costs—Research and development costs consist of expenditures for the research and development of patents and technology, which are not capitalizable. Our research and development costs consist mainly of payroll and payroll related expenses, research supplies and research grants. Reimbursements of research expense pursuant to grants are recorded as a reduction of research and development expense in the period received.

Stock Based Compensation—SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of the grant or the date at which the performance of the services is completed and is recognized over the periods in which the related services are rendered.  The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation to employees.  We have elected to use the intrinsic value based method for grants to our employees and directors and have disclosed the pro forma effect of using the fair value based method to account for our stock-based compensation to employees.

ACT uses the fair value method for equity instruments granted to non-employees and uses the Black Scholes model for measuring the fair value.  The stock based fair value compensation is determined as of the date of the grant or the date at which the performance of the services is completed (measurement date) and is recognized over the periods in which the related services are rendered.

Pro Forma Information

Employee and Director Common Share Purchase Options—Pro forma information regarding the effects on operations of employee and director common share purchase options as required by SFAS No. 123 and SFAS No. 148 has been determined as if ACT had accounted for those options under the fair value method. Pro forma information is computed using the Black Scholes method at the date of grant of the options based on the following assumptions ranges: (1) risk free interest rate of 2.75%; (2) dividend yield of 0%; (3) expected volatility factor of 0%; and (4) an expected life of the options of 3 years.  The foregoing option valuation model requires input of highly subjective assumptions.  Because common share purchase options granted to employees and directors have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value of estimate, the existing model does not in the opinion of our management necessarily provide a reliable single measure of fair value of common share purchase options we have granted to our employees and directors.

Pro forma information relating to employee and director common share purchase options is as follows:

	For the Year Ended December 31, 2004	For the Year Ended December 31, 2003
Net loss as reported	$(2,538,659)	$(1,878,983)
Current period expense calculated under APB 25	—	—
Stock compensation calculated under SFAS 123	(4,512)	—
Pro forma net loss	$(2,543,171)	$(1,878,983)
Basic and diluted historical loss per share	$(0.30)	$(0.30)
Pro forma basic and diluted loss per share	$(0.30)	$(0.30)

Income Taxes—Deferred income taxes result primarily from temporary differences between financial and tax reporting.  Deferred tax assets and liabilities are determined based on the difference between the financial statement bases and tax bases of assets and liabilities using enacted tax rates.  A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to more likely than not be realized.

Net Loss Per Share—We use SFAS No. 128, “Earnings Per Share” for calculating the basic and diluted loss per share.  We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

For the year ended December 31, 2004, 10,702,271 potential shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would reduce net loss per share. There were no potentially dilutive shares at December 31, 2003.

Comprehensive Income— A statement of comprehensive income is not presented in our financial statements since we did not have any of the items of other comprehensive income in any period presented.

New Accounting Pronouncements

In December 2004, the FASB issued SFAS No.153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged.  Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance.  Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished.  Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets.  The FASB believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis.  By focusing the exception on exchanges that lack commercial substance, the FASB believes this statement produces financial reporting that more faithfully represents the economics of the transactions.  SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.  Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance.  The provisions of SFAS 153 shall be applied prospectively.  ACT has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the company’s overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment”.  SFAS 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements.  That cost will be measured based on the fair value of the equity or liability instruments issued.  SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.  SFAS 123(R) replaces FASB Statement No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees.  However, that statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used.  Public entities (other than those filing as small business issuers) will be required to apply SFAS 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. SFAS 123(R) is applicable for ACT effective the first interim period that starts after December 15, 2005. ACT has evaluated the impact of the adoption of SFAS 123(R), and believes that the impact may be significant to the company’s overall results of operations and financial position (a pro forma effect, as estimated by management, is disclosed earlier in this note).

In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions, an amendment of FASB Statements No. 66 and 67 (SFAS 152)”. The amendments made by Statement 152 amend FASB Statement No. 66, “Accounting for Sales of Real Estate”, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, “Accounting for Real Estate Time-Sharing Transactions”. This Statement also amends FASB Statement No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects”, to state that the guidance for (1) incidental operations and (2) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. ACT has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the company’s overall results of operations or financial position since ACT does not enter into such transactions.

In December 2004 the FASB issued two FASB Staff Positions—FSP FAS 109-1, Application of FASB Statement 109 “Accounting for Income Taxes” to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004. Neither of these affected the Company as it does not participate in the related activities.

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4”. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. ACT has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the company’s overall results of operations or financial position since ACT currently does not have any manufacturing operations or inventory.

In March 2004, the Financial Accounting Standards Board (FASB) approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for  identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004, while the disclosure requirements for certain investments are effective for annual periods ending after December 15, 2003, and for other investments such disclosure requirements are effective for annual periods ending after June 15, 2004.

In December 2003, the Securities and Exchange Commission (the "SEC")issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB No. 104, which was effective upon issuance, rescinded certain guidance contained in SAB No. 101 related to multiple element revenue arrangements, and replaced such guidance with that contained in EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinded the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB No. 101. The revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, and therefore the adoption of SAB No. 104 did not have a material effect on the Company's results of operations or financial condition.

In January 2003, the FASB issued FASB Interpretation No. (“FIN”) 46, “Consolidation of Variable Interest Entities” (“FIN 46”). In December 2003, FIN 46 was replaced by FASB interpretation No. 46(R) “Consolidation of Variable Interest Entities.” FIN 46(R) clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46(R) requires an enterprise to consolidate a variable interest entity if that enterprise will absorb a majority of the entity’s expected losses, is entitled to receive a majority of the entity’s expected residual returns, or both. FIN 46(R) is effective for entities being evaluated under FIN 46(R) for consolidation no later than the end of the first reporting period that ends after March 15, 2004. The Company does not currently have any variable interest entities that will be impacted by adoption of FIN 46(R).

3.                          PROPERTY AND EQUIPMENT

Our property and equipment as of December 31, 2004 is as follows:

Machinery and equipment	$664,312
Computers and office equipment	118,390
Leasehold improvements	13,891
Furniture and fixtures	24,216
Total property and equipment	820,809
Accumulated depreciation	722,354
Property and equipment, net	$98,455

Depreciation expense amounted to $141,458 and $181,346 during the years ended December 31, 2004 and 2003, respectively.

4.                          PATENTS AND TECHNOLOGY

We currently own or have licenses to over 300 patents and patent applications worldwide in the fields of nuclear transfer and stem cell technology.

5.                          INCOME TAXES

We have provided no current income taxes due to the losses incurred through 2004.  Net operating losses for tax purposes of approximately $12,800,000 at December 31, 2004 are available for carryover.  The net operating losses will expire from 2009 through 2024.  We have provided a 100% valuation allowance for the deferred tax benefit resulting from the net operating loss carryover due to our limited operating history since the change of control.  In addressing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences are deductible.  Utilization of net operating losses may be limited by change in control limitations. A reconciliation of the statutory Federal income tax rate and the effective income tax rate for the years ended December 31, 2004 and 2003 follows:

	December 31, 2004	December 31, 2003
Statutory federal income tax rate	(35)%	(35)%
State income taxes, net of federal taxes	(8)%	(8)%
Non-deductible items	8%	10%
Valuation allowance	35%	33%
Effective income tax rate	0%	0%

Significant components of deferred tax assets and liabilities are as follows:

	December 31, 2004	December 31, 2003
Deferred tax assets (liabilities):
Net operating loss carryforwards	$4,480,000	$3,689,000
Deferred interest and finance costs	121,000	62,000
Bad debts	45,000	—
Deferred tax assets, net	4,646,000	3,751,000
Valuation allowance	(4,646,000)	(3,751,000)
Net deferred tax assets	$—	$—

6.                          CONVERTIBLE NOTES PAYABLE

During 2004, we issued promissory notes aggregating $500,000 face value for cash proceeds of $450,000 and the assumption of $50,000 of debt owed by our parent to one of the investors. As a result of the assumption of the $50,000 of debt, we have recorded a financing cost in that amount. The notes bear interest at 10% per year. $350,000 of notes matured on December 31, 2004 and $150,000 matures on September 30, 2005. The notes are convertible at the option of the holder into shares of our capital stock sold in a subsequent financing, at an amount equal to the lowest per share selling price of shares of that stock issued in such financing (see Note 10).

As additional consideration for the purchase of the notes, we granted to the note holders warrants entitling them to purchase 700,000 common shares at an exercise price of $0.05. Warrants for 300,000 shares were exercisable immediately upon issuance and expire two years from the date of issue.  Warrants for 400,000 shares are exercisable on or after February 1, 2006 and expire February 1, 2008. The fair value of the warrants was estimated at $0, using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 2.75%, and (4) expected life of 2 years. Pursuant to EITF 98-6 and EITF 00-27, there has been no allocation of the proceeds of the notes to the warrants and no beneficial conversion feature, since the conversion rate is unknown at the date of issue and is presumed to be at market value.

7.                          OTHER NOTES PAYABLE

On July 1, 2003, we issued a promissory note with a face amount of $339,000 to a law firm as a payment of fees due them. The note bears interest at a rate of 10% per year. The note was due on October 1, 2003, and remains unpaid at December 31, 2004.

On July 8, 2003, we issued a promissory note with a face amount of $272,108 to a law firm as a payment of fees due them. The note bears interest at a rate of 5% per year. The note is payable in monthly installments of $25,000, including interest. The note matured on October 1, 2003. We made payments through January, 2004. At December 31, 2004 there is a remaining principal balance of $128,014, as well as accrued interest of $6,032 and accrued late fees of $42,500 included in accrued interest. Late fees accrue at the rate of $2,500 per month.

8.                          NOTE PAYABLE – STOCKHOLDER

On July 12, 2002 we issued a promissory note with a face amount of $1,000,000 to our majority stockholder as a repayment of advances received from the stockholder. The note bears interest at a rate of 12% per year. The note matures on December 31, 2005.

9.                          STOCKHOLDERS’ EQUITY TRANSACTIONS

We are authorized to issue two classes of capital stock, to be designated, respectively, Series A Preferred Stock (“Series A Preferred Stock”) and Common Stock (“Common Stock”).  The total number of shares of capital stock which we are authorized to issue is 25,000,000.  The total number of shares of Series A Preferred Stock which we shall have the authority to issue is 10,000,000, par value $.001 per share. The total number of shares of Common Stock which we shall have the authority to issue is 15,000,000, par value $.001 per share.

The holders of Series A Preferred Stock shall be entitled to dividends at the rate of six percent (6%) per year (“Preferred Dividends”); provided, however, that Preferred Dividends shall be payable only when and if declared payable by the Board. Preferred Dividends which are not paid annually shall be cumulative, compounding annually. The Board shall have the option to pay Preferred Dividends through the issuance of additional shares of Series A Preferred Stock. In the event dividends are paid in additional shares, the value of the shares shall be the fair market value thereof, as determined in good faith by the Board.

In the event of any liquidation, dissolution, or winding up of the Corporation, either voluntary or involuntary (a “Liquidation”), distributions to the stockholders of the Corporation shall be made in the following manner: (i) The holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of ACT available for distribution, whether from capital, surplus, earnings, or otherwise, to the holders of the Common Stock or any other of our equity securities, an amount equal to eighty-five cents ($0.85) for each share of Series A Preferred Stock, plus all accrued but unpaid dividends on such share (collectively, the “Liquidation Preference”), as adjusted for any combinations, consolidations, stock splits, or stock distributions or dividends with respect to such share.

Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance of such share into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Issue Price (as defined below) for such share of Series A Preferred Stock by the Conversion Price (as defined below) for such share of Series A Preferred Stock then in effect. The “Issue Price” for the Series A Preferred Stock shall initially be $0.85 per share. The “Conversion Price” for the Series A Preferred Stock shall initially be $0.85 per share. The Conversion Price shall be subject to adjustments as provided. No amount shall be payable by a stockholder in respect of the conversion of any share of Series A Preferred Stock. The number of shares of Common Stock into which a share of Series A Preferred Stock is convertible is referred to as the “Conversion Rate”. The initial Conversion Rate shall be one share of Common Stock for each share of Series A Preferred Stock, which shall continue in effect until and unless an adjustment to the Conversion Rate is required. A holder of any shares of Series A Preferred Stock may exercise its option to convert such shares of Series A Preferred Stock into shares of Common Stock by delivering written notice of such exercise.

Each share of Series A Preferred Stock shall automatically (without any action by the Company) convert into one or more share(s) of Common Stock at the then-effective Conversion Rate (A) contemporaneously with the closing of an Effective Transaction (as hereinafter defined in this paragraph, or (B) upon the approval of holders of at least two-thirds of the outstanding shares of Series A Preferred Stock.  An “Effective Transaction” shall mean (i) our Common Stock is qualified to be quoted on the OTC Bulletin Board (“OTCBB”) or a similar electronic quotation system; (ii) our Common Stock is listed on a nationally recognized stock exchange; or (iii) we effectuate a reverse merger with a company whose stock is qualified to be quoted on the OTCBB or similar electronic quotation system or with a company whose stock is listed on a nationally recognized exchange.

On November 26, 2004 we granted warrants to purchase 250,000 shares of common stock at a per share price of $0.05 in connection with the release of $500,000 of escrowed funds described in Note 10. The warrants are exercisable immediately upon issuance and lapse if unexercised on November 26, 2006. The warrants were granted as consideration for the early release of funds from escrow, related to the preferred unit offering described in Note 10. The warrants have been valued at $983, using the Black Sholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 2.75%, and (4) expected life of 2 years.

On November 30, 2004 we granted warrants to purchase 100,000 shares of common stock at a per share price of $0.25. The warrants are exercisable on or after April 1, 2005 and lapse if unexercised on April 1,2010. The warrants were granted in connection with the termination of an employment contract. The warrants have been valued at $0, using the Black Sholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 2.75%, and (4) expected life of 3 years.

On December 13, 2004 we granted warrants to purchase 2,034,000 shares of common stock at a per share price of $0.25. Of these warrants, 1,488,000 are exercisable on February 1, 2006 and lapse if unexercised on December 13, 2014; and 546,000 are exercisable immediately upon issuance and lapse if unexercised on December 13, 2006. The warrants were granted as consideration for services provided. The warrants have been valued at $0, using the Black Sholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 2.75%, and (4) expected life of 3 years.

On December 30, 2004 we granted warrants to purchase 1,833,260 shares of common stock at a per share price of $0.85 and warrants to purchase 1,291,615 shares of common stock at a per share price of $2.00. These warrants are exercisable on or after December 30, 2005 and lapse if unexercised on December 30, 2014. The warrants were granted as consideration for services provided in connection with the merger described in Note 14. The warrants have been valued at $0, using the Black Sholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 2.75%, and (4) expected life of 3 years.

On April 1, 2003 we issued 73,263 shares of our common stock, valued at $73,263 based on management’s estimate, as partial payment for a license. We also made cash payment of $15,000 to obtain the license.

During 2003, we issued 2,596,967 shares of our common stock to our majority stockholder pursuant to the cashless exercise of 3,051,738 options.

10.                   PREFERRED UNIT OFFERING

In November 2004 we commenced an offering of as many as 4,705,883 Units (“Offered Units”) at $1.70 per Offered Unit, each Unit consisting of (i) two (2) shares of our $.001 par value Series A Convertible Preferred Stock and (ii) one (1) callable warrant to purchase a share of our Common Stock at $1.27 per share. The maximum offering amount is $8,000,000. Each share of Series A Convertible Preferred Stock will be convertible to one share of our $.001 par value common stock.  Each share of Series A Convertible Preferred Stock will carry a coupon of 6% cumulative dividend payable in cash or in-kind at our discretion.  Each callable warrant will be exercisable on a for cash basis with a two-year expiration date, and is subject to certain lockup/leak-out provisions that limit the ability of any shares purchased to be traded.

The preferred stock purchased hereunder shall automatically convert to ACT common stock at the ratio specified in the Certificate of Designations and Preferences upon the occurrence of one of the following: (i) our common stock is qualified to be quoted on the OTCBB or a similar electronic quotation system; (ii) our common stock is listed on a nationally recognized exchange; or (iii) we close a merger (reverse or otherwise) with a company whose stock is qualified to be quoted on the OTCBB or similar quotation system or with a company whose stock is listed on a nationally recognized exchange.

As of December 31, 2004 we had received subscriptions for 2,456,470 units, for gross proceeds of $4,175,999. Of this amount, $500,000 was transferred to our account prior to December 31, 2004 to provide cash for operating expenses and $3,676,000 was held in escrow at December 31, 2004 and transferred to our account in 2005. The securities will be issued in 2005, upon the closing of the offering.

11.                   OPTIONS AND WARRANTS OUTSTANDING

Stock Plans

On August 12, 2004, our Board of Directors approved the establishment of the 2004 Stock Option Plan (the “2004 Stock Plan”), subject to approval by our stockholders on or before August 12, 2005. Stockholder approval was received on December 13, 2004. The total number of common shares available for grant and issuance under the plan may not exceed 2,800,000 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.  Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the committee or the Board of Directors or a committee established by the Board of Directors.  At December 31, 2004, we had granted 2,604,000 common share purchase options under the plan.

On December 13, 2004, our Board of Directors and stockholders approved the establishment of the 2004 Stock Option Plan II (the “2004 Stock Plan II”). The total number of common shares available for grant and issuance under the plan may not exceed 1,301,161 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.  Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the committee or the Board of Directors or a committee established by the Board of Directors.  At December 31, 2004, we had granted 1,301,161 common share purchase options under the plan.

Common Share Options and Warrants Issued

The following table summarizes information on all common share purchase options and warrants issued by the company for the periods ended December 31, 2004 and 2003.

	December 31, 2004		December 31, 2003
	Number	Weighted Average Exercise Price	Number	Weighted Average Exercise Price
Outstanding at beginning of the period	—	$—	3,051,738	$0.18
Granted during the period	10,114,036	0.51	—	—
Exercised during the period	—	—	3,051,738	0.18
Outstanding at end of the period	10,114,036	0.51	—	—
Exercisable at end of the period	2,584,579	$0.12	—	$—

The number and weighted average exercise prices of all common shares and common share equivalents issuable under and stock purchase options and warrants outstanding as of December 31, 2004 is as follows:

Range of Exercise Prices	Remaining Number Outstanding	Weighted Average Contractual Life (Years)	Weighted Average Exercise Price
$0.05	3,554,000	7.6	$0.05
$0.25	3,435,161	8.6	$0.25
$0.85	1,833,260	10.0	$0.85
$2.00	1,291,615	10.0	$2.00

The weighted average fair value of options and warrants issued in 2004 is $0.

12.                   COMMITMENTS AND CONTINGENCIES

We are a party to a research collaboration agreement and license agreement with the University of Massachusetts, as amended from time to time (the “UMASS License”). Under the UMASS License we were granted certain exclusive rights to license and sublicense certain products and services invented as part of the collaborative effort. The term of the UMASS License extends to the later of the expiration of the related patents or April 16, 2006. We are required to pay royalties ranging from 2.5% to 4.5% of net sales of licensed products and services, as defined. Minimum royalties of $45,000 per year must be paid to UMASS. For 2004 and 2003, we paid only the minimum royalty required. Additionally, we are required to pay sublicense fees of 18% for sublicense income, as defined. We are required to spend a minimum annual amount of $200,000 on research and development.

During 2004, we entered into license agreements with two parties, the terms of which provide for the initial payment of the license fee through an aggregate of six promissory notes totaling $1,400,000. The notes mature as follows: $333,333 on December 1, 2005; $666,667 on December 1, 2006; and $400,000 on June 1, 2007. There is no stated interest rate for $1,000,000 of notes, the remaining $400,000 bear interest at 10% per year, but only if the notes are not paid at maturity. Because of the uncertainty of the ultimate collection of the principal amount of the notes, they have not been recorded in the financial statements and will not be recorded until their collectibility is reasonable assured.

During 2004, we entered into license agreements with one party, the terms of which provide for the initial payment of the license fee through an aggregate of three promissory notes totaling $400,000. The notes mature on June 1, 2007. The notes bear an interest rate of 10% per year, only if the notes are not paid at maturity. Because of the uncertainty of the ultimate collection of the principal amount of the notes, they have not been recorded in the financial statements and will not be recorded until their collectibles is reasonably assured.  The Company did receive the minimum royalty fee of $300,000 for the above license agreements during the year 2004.

We have entered into a lease for our office space commencing December 20, 2004 and expiring April 30, 2010. Future annual minimum lease payments are as follows:

2005	$218,346
2006	225,296
2007	232,246
2008	239,196
2009	246,146
2010	83,400

Rent expense recorded in the financial statements for the years ended December 31, 2004 and 2003 was $293,045 and $261,884, respectively.

13.                   LEGAL PROCEEDINGS

We have previously been involved in patent interference litigation with Infigen, Inc., and are currently involved in two patent disputes with Geron Corporation, and it is possible that further litigation over patent matters with one or more competitors could arise. We could incur substantial litigation or interference costs in defending ourselves against suits brought against us or in suits in which we may assert our patents against others. If the outcome of any such litigation, including our current disputes with Geron Corporation, is unfavorable, our business would likely be materially adversely affected. To determine the priority of inventions, we may also have to participate in interference proceedings declared by the United States Patent and Trademark Office, which could result in substantial cost to us.  Without additional capital, we may not have the resources to adequately defend or pursue this litigation.

14.                   SUBSEQUENT EVENTS

Subsequent to December 31, 2004:

•                  We completed the reverse acquisition of A.C.T. Holdings, Inc. (“ACTH”) pursuant to the terms of an agreement and plan of merger dated January 3, 2005. Pursuant to the merger, we became a wholly owned subsidiary of ACTH, a publicly traded company (ACTH.ob); however our current shareholders received a controlling interest in ACTH.

•                  We completed the preferred unit offering described in Note 10. We issued 4,705,889 units for a total of $8,000,000. Included in the offering was the conversion of the $500,000 convertible notes payable described in Note 6 into 294,118 units, at a price of $1.70 per unit.